P R O X Y

                            Nona Morelli's II, Inc.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                               February 27, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
            UNLESS OTHERWISE INDICATED, THIS PROXY WILL BE VOTED FOR
                              PROPOSALS 1 THROUGH 6

         The undersigned hereby appoints Fred G. Luke proxy to represent the undersigned, with full power of substitution, to vote all shares of Nona Morelli's II, Inc. (the "Company") held of record by the undersigned on December 31, 1996, at the Annual Meeting of Stockholders to be held on February 27, 1997 or any adjournment thereof, with all the powers the undersigned would possess if personally present, upon the matters noted and in accordance with the instructions noted below, and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before said meeting or any adjournment thereof. The undersigned hereby revokes any proxies heretofore given in connection with the Annual and directs said persons to use this proxy to act or vote as follows:

  Election of Director                      FOR      WITHHELD

           Nominee:

              Fred G. Luke                   o          o

                                                             (change of address)

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                                      (If you have  written in the above  space,
please mark the box on the reverse side of this card.)

          For, except vote withheld from the following nominee(s)



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                                                                     SEE REVERSE
                                                                            SIDE

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|X|  Please mark your notes                SHARES IN YOUR NAME:
        as in this example                                     ----------------

     PRINT NAME CERTIFICATE IS HELD UNDER:
                                          -------------------------------------
o  Change of Address

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                                                                                FOR    AGAINST  ABSTAIN

2.   Proposal to approve a merger with a Nevada corporation whereby the Company
     will reincorporate in the State of Nevada.                                   o       o        o

3.   Proposal to adopt pursuant to the proposed merger the provision in the
     Nevada corporation's  Articles of Incorporation  establishing a quorum requirement for shareholder's  meetings of not less than one-third of the
     outstanding voting shares.                                                   o       o         o

4.   Proposal to approve an Amendment to the Company's Articles of Incorporation
     whereby the Company's name will be changed to NuOasis Resorts, Inc. and the
     number of authorized common shares increased to 75,000,000.                  o       o         o

5.   Proposal  to  approve  the  1996  Non-Qualified Stock Compensation Plan for
     issuance of  500,000  post-merger  shares of the Company to officers, directors and consultants and an additional 500,000 post-merger  shares
     to be reserved for issuance upon exercise of options.                        o       o         o

6.   Proposal for the ratification of appointment of Raimondo, Pettit & Glassman as independent auditors of the Company for the fiscal year ending June 30,
     1997.                                                                        o       o         o

SIGNATURE(S)                                                                     DATE
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SIGNATURE(S)                                                                     DATE
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NOTE:  Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, give your full title as such.

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